EXHIBIT 10.27






                              AMENDED AND RESTATED

                          MANAGEMENT SERVICES AGREEMENT

                  This Amended and Restated Management Services Agreement (the "Agreement") is made as of this 14th day of February, 1997 by and between S&H INC., a Connecticut corporation ("S&H"), and SILGAN PLASTICS CORPORATION, a Delaware corporation ("Plastics").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, S&H and Plastics have entered into the Amended and Restated Management Services Agreement dated as of December 21, 1993 (the "Original Management Services Agreement"), pursuant to which S&H provides general management, supervision, administrative and other services to Plastics in accordance with the terms of the Original Management Services Agreement;

                  WHEREAS, S&H also is a party to an Amended and Restated Management Services Agreement dated as of December 21, 1993 with each of Silgan Holdings Inc. ("Holdings"), Silgan Corporation, a wholly owned subsidiary of Holdings and the parent company of Plastics ("Silgan"), and Silgan Containers Corporation, a wholly owned subsidiary of Silgan ("Containers");

                  WHEREAS, S&H and each of Holdings, Silgan and Containers are entering into an amended and restated management services agreement dated as of the date hereof (collectively, as so amended and restated, the "Affiliate Management Services Agreements"); and



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                  WHEREAS,  in  contemplation  of the consummation of an initial public offering of the common stock of Holdings pursuant to an effective registration statement under the Securities Act of 1933, as amended, S&H and Plastics desire to amend and restate hereby the Original Management Services Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, S&H and Plastics agree as follows:

                  1.  Management Services.
                      -------------------

                      (a) S&H and Plastics hereby agree that, during the period beginning on the date hereof and continuing throughout the term hereof, S&H and its Affiliates shall provide to Plastics general management, supervision and administrative services, including, without limitation, the preparation of the annual and long-term business plans, and perform such other duties and provide such other services as Plastics shall be permitted to request of S&H pursuant to the Certificate of Incorporation or By-Laws of Holdings or pursuant to applicable  law,  which  power  and  authority  Plastics  hereby  grants  to S&H
("General Management Services"). (The General Management Services are hereinafter collectively referred to as the "Services" and individually as a "Service").

                      (b) Any Service hereunder shall be provided to Plastics only by S&H or its Affiliates or such consultants, subcontractors or agents as may be selected from time to time by S&H to assist S&H in its provision of the Services. It is understood and agreed that S&H may retain the services of Morgan


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Stanley & Co.  Incorporated  or another  suitable  investment  bank as financial advisor to Plastics or as an underwriter or placement agent for offerings of securities by Plastics.

                  2.  Fees; Payment.
                      -------------

                      (a) In consideration for General Management Services provided by S&H to Plastics hereunder, Plastics shall pay to S&H aggregate fees or compensation therefor (not including any related out-of-pocket expenses), (i) on a monthly basis, an amount equal to Plastics' Proportionate Percentage (as defined below) of five thousand dollars ($5,000) plus 2.475% of EBDIT (as defined in Paragraph 2(i) hereof) for such calendar month until EBDIT for the calendar year to date has reached the Scheduled Amount (as defined in Paragraph 2(d) hereof) for such calendar year, and 1.65% of EBDIT for such calendar month to the extent that EBDIT for the calendar year to date exceeds the Scheduled Amount but is not greater than the Maximum Amount (as defined in Paragraph 2(d) hereof) (the "Monthly Management Fee"); and (ii) on a quarterly basis, an amount equal to Plastics Proportionate Percentage of 2.475% of EBDIT for such calendar quarter until EBDIT for the calendar year to date has reached the Scheduled Amount, and l.65% of EBDIT for such calendar quarter to the extent that EBDIT for the calendar year to date exceeds the Scheduled Amount but is not greater than the Maximum Amount (the "Quarterly Management Fee"). For purposes of this
Section 2, "Proportionate Percentage" means such percentage of EBDIT for a given period that is attributable to the results of Plastics for such period.


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                      (b)  Such  Quarterly  Management  Fee  shall  continue  to accrue, but shall not be paid, to S&H by Plastics in the event that, and from the date on which, Plastics or Silgan shall have received written notice ("Notice") from the Agent (as defined below) that an Event of Default (as such term is defined in the Credit Agreement, dated as of August 1, 1995, among Silgan, Containers, Plastics, the lenders from time to time party thereto, Bankers Trust Company, as Administrative Agent and as a Co-Arranger (the
"Agent"), and Bank of America Illinois, as Documentation Agent and as a Co-Arranger, as in effect from time to time, and any refinancings, renewals, amendments or extensions thereof (the "Credit Agreement")) exists under any of Sections 9.01, 9.03 (but only to the extent resulting from the violation of one or more of Sections 8.08, 8.09, 8.10, and 8.11 of the Credit Agreement), 9.04(i)(x), 9.04(ii) or 9.05 of the Credit Agreement (each of the foregoing Events of Default, a "Financial Covenant Event of Default") until, and shall be paid by Plastics to S&H on, the earliest to occur of (x) the first date after receipt of such Notice upon which no Financial Covenant Event of Default to which the Notice related or otherwise known to S&H or Plastics shall be in existence (and so long as no such Financial Covenant Event of Default would be in existence after giving effect to the payment of such unpaid portion of the Quarterly Management Fee), (y) the first date occurring 180 days or more after receipt by Silgan of a written notice from the Agent stating that no Event of Default exists under Section 9.01 of the Credit Agreement, or (z) the date that Silgan, Containers,

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Plastics,  California-Washington  Can Corporation,  a wholly owned subsidiary of
Containers, and SCCW Can Corporation, a wholly owned subsidiary of Containers, shall have paid all outstanding Obligations (as such term is defined under the Credit Agreement). In the event that a Notice is delivered by the Agent, Plastics shall pay to S&H that portion of any unpaid Quarterly Management Fee that has accrued with respect to that portion of such calendar quarter prior to the occurrence of any Financial Covenant Event of Default to which such Notice relates.

                      (c) Nothing contained in Paragraph 2(b) shall prevent the Agent from giving successive Notices of the type described in Paragraph 2(b) (in which case the rules set forth in Paragraph 2(b) shall apply to, and the time periods set forth therein shall begin to run on, the date of such subsequent Notice); provided that only one Notice relating to a single Financial Covenant Event of Default and all other Financial Covenant Events of Default in existence at the date of the giving of any such Notice may be given. Notwithstanding anything to the contrary stated herein, if at any time after the giving of Notice by the Agent to Silgan, S&H shall certify in writing to Silgan that all Financial Covenant Events of Default to which such Notice relates have been cured or waived, and that S&H knows of no other Financial Covenant Event of Default then in existence, then Plastics shall, unless it knows of the existence of a Financial Covenant Event of Default which has not yet been cured or waived, pay to S&H any accrued and unpaid Quarterly Management Fee or portion thereof in the manner set forth in Paragraph 2(g) hereof unless a Financial Covenant Event of Default would result from such payment. S&H shall not be required to deliver any such certification to Silgan upon the occurrence of the dates or events set forth in clauses (y) or (z) of Paragraph 2(b), and promptly after the occurrence of such date or event, Plastics will pay to S&H any accrued and unpaid Quarterly Management Fee or portion thereof.

                      (d) For any given calendar year during the term of this Agreement, the Scheduled Amount and the Maximum Amount for such calendar year will be the amounts set forth in Schedule I hereto.

                      (e) In addition to the Monthly Management Fee and the Quarterly Management Fee, Plastics shall also reimburse S&H in an amount equal to all out-of-pocket expenses paid by S&H in providing the Services hereunder, including fees and expenses paid to consultants, subcontractors and other third parties, in connection with such Services. Such expenses shall be payable by Plastics to S&H monthly in arrears.

                      (f) (i) Not later than fifteen (15) days after the end of each calendar month during the term hereof with respect to the Monthly Management Fee and (ii) not later than thirty (30) days after the end of each full calendar quarter during the term hereof with respect to the Quarterly Management Fee, S&H shall furnish Plastics with a bill for an amount equal to the Monthly Management Fee and the Quarterly Management Fee, respectively, then owing with respect to periods ended on or before the end of such calendar month or such calendar quarter.

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                      (g) Each bill  furnished  to Plastics  hereunder  shall be paid in full within thirty (30) days of the receipt of such bill, except that any accrued and unpaid Quarterly Management Fee or portion thereof shall be paid on the earliest date on which such payment is permitted to be made pursuant to Paragraphs 2(a), 2(b) and 2(c) hereof. All payments of such bills shall be sent to:

                           S&H Inc.
                           4 Landmark Square
                           Suite 400
                           Stamford, CT  06901
                           Attention: R. Philip Silver

or to such other address as S&H may specify from time to time by written notice to Plastics.

                      (h) All fees and expenses paid to S&H by Holdings and Silgan pursuant to their respective Affiliate Management Services Agreements with S&H, shall be credited to the Monthly Management Fee, the Quarterly Management Fee and the expenses referred to in Paragraphs 2(a) and 2(e) hereof.

                      (i) For purposes of this Section 2, EBDIT shall mean, for any period, the consolidated net income of Holdings and its subsidiaries, before interest expense and provision for income taxes and without giving effect to any extraordinary non-cash gains or extraordinary non-cash losses and any adjustments resulting from changes in the value of employee stock options and/or stock appreciation rights, and adjusted by adding thereto (i) the amount of any fees and expenses paid pursuant to this Agreement or the Affiliate Management Services Agreements, (ii) the amount of all charges and expenses incurred in

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connection   with   any   refinancing,   restructuring,    recapitalization   or
reorganization involving Holdings and its subsidiaries (which charges and expenses have been charged against the consolidated net income of Holdings or its subsidiaries), and (iii) the amount of all amortization of intangibles, covenants not to compete, goodwill and debt financing costs and all depreciation (which amortization and depreciation have been charged against the consolidated net income of Holdings and its subsidiaries, before interest expense), computed in accordance with generally accepted accounting principles.

                  3.  Direct Expenses.
                      ---------------

                  It is understood that the consideration to be paid by Plastics to S&H for Services hereunder shall not be in lieu of, and that Plastics shall be directly liable for, direct expenses incurred by Plastics, or by S&H on Plastics' behalf (other than the out-of-pocket expenses billed to Plastics by S&H pursuant to Paragraph 2(e) hereof), for services rendered to Plastics by third parties, including, but not limited to, legal and accounting fees and insurance premiums. Plastics shall pay any compensation (including employee benefit costs and any related out-of-pocket expenses) to officers and other employees of Plastics who provide substantially full-time services to Plastics, other than Messrs. R. Philip Silver ("Silver"), D. Greg Horrigan ("Horrigan"), Harley Rankin, Jr. ("Rankin") and Harold J. Rodriguez, Jr. ("Rodriguez") who shall receive no salaries (it being understood, however, that Plastics shall reimburse S&H in respect of compensation paid by S&H to Messrs. Rankin and

Rodriguez  consistent  with the  reimbursement  therefor  by  Plastics to S&H in
1996), notwithstanding that said officers and other employees may simultaneously be officers or employees of S&H or one of its subsidiaries or Affiliates.

                  4.  Term.
                      ----

                      (a) The term of this Agreement shall commence on the date hereof and shall continue until June 30, 1999. Thereafter, the term of this Agreement shall be automatically renewed for successive one-year terms unless prior to the date that is 180 days prior to the expiration of the initial term or the then current one-year term, as the case may be, either party shall have given the other party written notice of its election not to renew the term of this Agreement (it being understood that the determination by Plastics whether to give such written notice of its election not to renew the term of this Agreement will be made by the independent members of the Board of Directors of Holdings). For purposes hereof, the independent members of the Board of Directors of Holdings shall not include any employee or affiliate of S&H, any officer of Holdings or any member of the Board of Directors that is affiliated with any entity that is receiving or is entitled to receive any payment from Holdings under this Agreement or any payment from S&H in connection with this Agreement. The term of this Agreement may be terminated prior to the expiration of the initial term or the then current one-year term, as the case may be, by written notice to the other party as follows: (i) by Plastics for Cause, (ii) by S&H for Cause, (iii) by Plastics for any reason other than Cause, upon at


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least 180 days prior written  notice,  (iv) by S&H for any reason other than (A)
Cause or (B) because of a Change of Control, upon at least 180 days prior written notice, or (v) by S&H at any time after a Change of Control.

                      (b) Upon termination of any Affiliate Management Services Agreement by the party thereto other than S&H for any reason other than "Cause" as defined in such Affiliate Management Services Agreement, this Agreement shall be deemed to have been terminated by Plastics pursuant to clause (iii) of the last sentence of Section 4(a) hereof, effective as of the date of termination of such Affiliate Management Services Agreement. Upon termination by S&H of any Affiliate Management Services Agreement for any reason other than "Cause" or because of a "Change of Control," each as defined in such Affiliate Management Services Agreement, this Agreement shall be deemed to have been terminated by S&H pursuant to clause (iv) of the last sentence of Section 4(a) hereof, effective as of the date of termination of such Affiliate Management Services Agreement.

                      (c) For purposes of this Section 4, a "Change of Control" shall be deemed to have occurred when a majority of the Board of Directors of Holdings shall not consist of "Continuing Holdings Directors," which shall mean
(i) the directors of Holdings on the date hereof and (ii) each other director of Holdings who is either recommended, approved or nominated for election, or is elected, to the Board of Directors of Holdings by a majority of the other Continuing Holdings Directors.


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



                  5.  Events of Default.
                      -----------------

         Any one of the following defaults shall constitute an Event of Default (other than by reason of an Event of Force Majeure in the case of each of Paragraphs 5(a)-(f)):

                      (a) (i) The failure or refusal of S&H to comply with or perform its obligations under this Agreement if such failure or refusal continues unremedied for more than 60 days after written notice of the existence of such failure or refusal shall have been given to S&H by Plastics or (ii) the failure or refusal of Plastics to comply with or perform its obligations under this Agreement if such failure or refusal continues unremedied for more than 60 days after written notice of the existence of such failure or refusal shall have been given to Plastics by S&H;

                      (b) S&H or Holdings is declared insolvent or bankrupt by any court of competent jurisdiction, or a voluntary petition in bankruptcy is filed in any court of competent jurisdiction by either of them;

                      (c) An involuntary petition in bankruptcy is filed in any court of competent jurisdiction against S&H or Holdings and within forty-five
(45) days thereafter shall not have been dismissed or stayed (and, in the event of any such stay, such stay shall not have been set aside and the petition dismissed within forty-five (45) days after the stay shall have been granted);


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                      (d) A trustee or receiver is appointed for S&H or Holdings and remains undischarged for more than forty-five (45) days after being appointed;

                      (e) A proceeding seeking a reorganization, arrangement, liquidation or dissolution of S&H or Holdings is instituted in a court of competent jurisdiction and remains undismissed for more than forty-five (45) days after being instituted;

                      (f)  S&H  or   Holdings   voluntarily   seeks   any   such
reorganization or arrangement or makes an assignment for the benefit of creditors; or

                      (g) Death or permanent disability of both Horrigan and Silver. For the purposes of this Agreement, "permanent disability" shall mean the inability of Horrigan or Silver, as the case may be, by reason of illness or injury to perform substantially all of his duties as Chairman of the Board or as President of Holdings (or in performing his duties in any other office in Holdings or any of its respective Affiliates to which he may be duly appointed) during any continuous period of one hundred eighty (180) days.

                  6.  Cause.
                      -----

                      (a)  The   occurrence  of  any  of  the  following   shall
constitute "Cause" for purposes of clause (i) of the last sentence of Section 4(a) of this Agreement:

                      (i) An Event of  Default,  except for the Event of Default described in Section 5(a)(ii) of this Agreement; or


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                      (ii)  Criminal  conduct or gross  negligence by S&H in the performance of the Services; or

                      (iii) The termination of any Affiliate Management Services
                  Agreement by Holdings, Silgan, or Containers, as the case may be, for "Cause" as defined therein.

                      (b) The occurrence of either of the following shall constitute "Cause" for purposes of clause (ii) of the last sentence of Section 4(a) of this Agreement:

                      (i) An Event of  Default,  except for the Event of Default described in Section 5(a)(i) of this Agreement; or

                      (ii) The termination of any Affiliate  Management Services
                  Agreement by S&H for "Cause" as defined therein.

                  7.  Remedies.
                      --------

                      (a) In the event this Agreement is terminated (or deemed terminated) by Plastics prior to June 30, 1999 for any reason other than for Cause, Plastics shall be required to pay to S&H as liquidated damages, within thirty (30) days of such termination, the present value of the sum of (i) the Monthly Management Fee (or any portion thereof) that would have been payable by Plastics to S&H for each month (or any portion thereof) from the date of such termination through June 30, 1999 and (ii) the Quarterly Management Fee (or any portion thereof) that would have been payable by Plastics to S&H for each quarter (or portion thereof) from the date of such termination through June 30, 1999, in each case calculated based on a discount rate of eight percent (8%) per annum.


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



                      (b) In the event this Agreement is terminated by Plastics after June 30, 1999, for any reason other than for Cause, Plastics shall be required to pay to S&H as liquidated damages, within thirty (30) days of such termination, the present value of the sum of (i) the Monthly Management Fee (or any portion thereof) payable by Plastics to S&H for each month (or any portion thereof) from the date of such termination through the end of the then current one-year term and (ii) the Quarterly Management Fee (or any portion thereof) payable by Plastics to S&H for each quarter (or portion thereof) from the date of such termination through the end of the then current one-year term, in each case calculated based on a discount rate of eight percent (8%) per annum.

                      (c) The amounts described in clauses (i) and (ii) of Sections 7(a) and 7(b) shall be calculated based upon the projections of Holdings' EBDIT for the period from the date of such termination through June 30, 1999 or through the end of the then current one-year term, as the case may be, which projections are (1) included in Holdings' most recently prepared forecast statements required under the Credit Agreement or (2) if the Credit Agreement is not in existence, included in Holdings' most recently prepared forecast statements presented to its Board of Directors (provided such forecast statements are prepared on a basis consistent with the requirements under the Credit Agreement that was in effect last).


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



                  8.  Force Majeure.
                      -------------

                  The term "Event of Force Majeure" as used herein shall mean any failure of a party to perform any of its obligations hereunder if such failure is due to circumstances beyond its control, including but not limited to, any requisition by any government authority, act of war, strike, boycott, lockout, picketing, riot, sabotage, civil commotion, insurrection, epidemic, disease, act of God, fire, flood, accident, explosion, earthquake, storm, failure of public utilities or common carriers, mechanical failure, embargo, or prohibition imposed by any governmental body or agency having authority over the party, which would have constituted an Event of Default but for the fact that such events constituted an Event of Force Majeure. The party affected by an Event of Force Majeure shall give prompt notice thereof to the other parties hereto and each party shall use its best efforts to minimize the duration and consequences of, and to eliminate, any such Event of Force Majeure. At such time as an Event of Force Majeure no longer exists, the respective obligations of the parties hereto shall be reinstated and this Agreement shall continue in full force and effect.

                  9.  Insurance.
                      ---------

                  S&H agrees that for the term of this Agreement it shall cause Plastics to obtain and maintain insurance for such risks and in such amounts similar to companies of comparable size which are engaged in similar business activities, provided that S&H shall be deemed to be in compliance with the provisions of this paragraph if Plastics maintains a level of insurance which


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complies with the applicable terms of the Credit Agreement.

                  10. Indemnification.
                      ---------------

                      (a) Plastics shall indemnify to the fullest extent permitted by law (as now or hereafter in effect) S&H and each of its Affiliates, officers, directors, employees, consultants and subcontractors, and any Person controlling S&H and each of its Affiliates or any such consultant or subcontractor (each, an "S&H Indemnitee," and collectively, the "S&H Indemnitees") to the extent that any S&H Indemnitee is made, or threatened to be made, a defendant to, or is involved in any manner in, any action, suit or proceeding (whether civil, criminal, administrative, investigative or otherwise) by reason of the fact that such S&H Indemnitee is or was an agent of Plastics.

                      (b) In furtherance and not in limitation of the powers conferred by statute:

                      (i) Plastics may purchase and maintain insurance on behalf of any S&H Indemnitee as an agent of Plastics against any liability asserted against any S&H Indemnitee and incurred by any S&H Indemnitee in such capacity, or arising out of any S&H Indemnitee's status as such, whether or not Plastics would have the power to indemnify such S&H Indemnitee against such liability under the provisions of law; and

                      (ii)  Plastics  may create a trust fund,  grant a security
                  interest   and/or   use  other   means   (including,   without
                  limitation, letters of credit, surety bonds and/or


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



                  other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                      (c) The manner of any indemnification under this Agreement shall be in accordance with Section 2.8 of the Stockholders Agreement dated as of December 21, 1993 among Silver, Horrigan, The Morgan Stanley Leveraged Equity Fund II, L.P., Bankers Trust New York Corporation, First Plaza Group Trust and Holdings (as amended from time to time, the "Stockholders Agreement").

                  11. Noncompetition.
                      --------------

                      (a) During the term of this Agreement, S&H hereby agrees that it will not, directly or indirectly, own, render services to, manage, operate, control, or participate in the ownership, management, operation or control of a business that is engaged in any "Business". For purposes hereof, the term "Business" shall mean the manufacture and sale anywhere in the world of consumer goods packaging products.

                      (b) In the event that this Agreement is terminated by S&H pursuant to clause (iv) of the last sentence of Section 4(a) hereof, S&H hereby agrees that, for a period of one year beginning on the date of such termination, it will not, directly or indirectly: (i) own, render services to, manage, operate, control, or participate in the ownership, management, operation or control of a business that is engaged in any Business; (ii) interfere with any customer or supplier relationship between Holdings and/or its subsidiaries and any other person or business entity; or (iii) disclose or use any confidential or proprietary information relating to Holdings and its subsidiaries' businesses, except for any information already in the public domain through no act of S&H and except as may be required by law or governmental or court order.

                      (c) Notwithstanding anything herein to the contrary, nothing herein, however, shall restrict S&H from making any investments in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter markets, so long as such investment does not give S&H the right to control or influence the policy decisions of any such company engaged in any Business.

                      (d) If any particular provision or portion of this Section 11 shall be adjudicated to be invalid or unenforceable, this Section 11 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, and such amendment will apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication was sought.

                      (e) The parties recognize that the performance of the obligations under this Section 11 by S&H is special, unique and extraordinary in character, and that in the event of a breach, or threatened breach, of any of the terms and conditions of this Section 11, Plastics shall be entitled, if it so elects, in addition to any other remedies available to Plastics, to enforce the specific performance thereof or to enjoin any breach thereof.

                  12. Notices.
                      -------

                  All notices and other communications required by or specifically provided for in this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) when sent by telex or telecopier with answerback received, or (c) seventy-two (72) hours after having been deposited in the U.S. mails, certified mail with return receipt requested and postage prepaid, and in any case addressed to the party for which it is intended at that party's address as set forth below, or at such other address as the addressee shall have designated by notice hereunder to the other party.

         If to S&H:

                  S&H Inc.
                  4 Landmark Square
                  Suite 400
                  Stamford, CT  06901
                  Attention:  R. Philip Silver

         If to Plastics:

                  Silgan Plastics Corporation
                  4 Landmark Square
                  Suite 400
                  Stamford, CT  06901
                  Attention:  R. Philip Silver

         If a notice is sent to any of the above, a copy shall be sent to the following:

                  Winthrop, Stimson, Putnam & Roberts
                  Financial Centre
                  695 East Main Street
                  P.O. Box 6760
                  Stamford, CT  06904-6760
                  Attention: Frank W. Hogan, III, Esq.

Any notice or request sent by telecopier or similar facsimile telecommunication shall be confirmed promptly by the sending of a copy of such notice or request to the addressee thereof by prepaid certified mail, return receipt requested.

                  13. Definitions.
                      -----------

                  Terms not defined herein which are defined in the Stockholders Agreement shall have the meanings ascribed to them therein.

                  14. Amendment; Assignment; Binding Effect.
                      -------------------------------------

                  This Agreement may be amended or modified only by a written instrument signed by the parties hereto. No party shall assign or transfer this Agreement, in whole or in part, or any of such party's rights or obligations hereunder, to any other person or entity without the prior written consent of the other party hereto, except that S&H may transfer or assign all of its rights and obligations hereunder to any entity directly or indirectly succeeding to S&H by merger, consolidation or reorganization. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted assigns.

                  15. Waiver; Severability.
                      --------------------

                  The failure of a party to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute a continuing waiver of such provision. No party shall be deemed to have waived any right, power, or privilege under this Agreement or any provisions hereof unless such waiver shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of any other party in any other respect or at any other time. If any provision of this Agreement shall be waived, or be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain binding and in full force and effect.

                  16. Relationship of the Parties.
                      ---------------------------

                  In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its employees, and employees of one party shall not be considered employees of the other party. Except as otherwise provided herein, no party shall have any right, or authority to create any obligation, express or implied, on behalf of any other party.

                  17. Governing Law.
                      -------------

                  This   Agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the State of New York without giving effect to its conflict of laws rules and laws.

                  18. Entire Agreement; Termination of Original Management
                      Services Agreement.
                      ----------------------------------------------------

                  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either oral or written, with respect thereto. Upon the execution and delivery of this Agreement, the Original Management Services Agreement shall be terminated and shall be of no effect whatsoever.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            S&H INC.



                                            By: /s/ R. Philip Silver
                                                ________________________________
                                                Title:  President and Co-Chief
                                                        Executive Officer




                                            SILGAN PLASTICS CORPORATION



                                            By: /s/ Harley Rankin, Jr.
                                                ________________________________
                                                Title:  Vice President

                                   SCHEDULE I
                                 (000's Omitted)






     Scheduled Amount1/                                Maximum Amount1/
     ------------------                                ----------------

1997                   $ 89,500                   1997               $ 100,504
1998                     95,500                   1998                 102,964
1999                    101,500                   1999                 105,488
2000                    108,653                   2000                 108,653


--------
1 For each calendar year after 2000, the Scheduled Amount for such calendar year shall be an amount equal to the Maximum Amount for such calendar year. For each calendar year after 2000, the Maximum Amount for such calendar year shall be equal to one hundred and three percent (103%) of the Maximum Amount for the prior calendar year.